Exhibit 99.1

ADVANCE AUTO PARTS REPORTS THIRD QUARTER FISCAL 2010
COMPARABLE STORE SALES INCREASE OF 9.9%; COMPARABLE
DILUTED EPS INCREASES 49% TO $1.03

ROANOKE, Va, November 10, 2010 – Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive aftermarket parts, accessories, batteries, and maintenance items, today announced its financial results for the third quarter ended October 9, 2010.

Third quarter comparable earnings per diluted share (EPS) were $1.03 which was a 49.3% increase over the third quarter last year. Including the $0.04 charge related to store divestitures recorded during the third quarter of fiscal 2009, EPS increased 58.5%.
Third Quarter Performance Summary

	Twelve Weeks Ended		Forty Weeks Ended
	October 9, 2010	October 10, 2009	October 9, 2010	October 10, 2009

Sales (in millions)	$1,406.5	$1,262.6	$4,655.1	$4,269.1

Comp Store Sales %	9.9%	4.7%	7.8%	6.1%

Gross Profit %	50.3%	49.2%	50.1%	49.1%

SG&A %	39.9%	40.9%	39.4%	39.8%

Operating Income %	10.5%	8.3%	10.8%	9.3%

Diluted EPS	$1.03	$0.65	$3.37	$2.46

Avg Diluted Shares (in thousands)	84,802	95,474	87,953	95,325

“I would like to thank our 51,000 Team Members for delivering another record performance in our third quarter of 2010.  Our passion for serving our customers and growing our business has enabled us to accelerate growth and capitalize on strong industry fundamentals and consumer demand for auto parts,” said Darren R. Jackson, Chief Executive Officer.  “Through the strength of our Team and the focus on our strategies, we have produced comparable store sales and bottom-line results that exceeded our expectations.  We will continue to focus on consistency and providing a differentiated experience by leading in service and ensuring superior parts availability.”

Third Quarter and Year-to-Date Highlights

Total sales for the third quarter increased 11.4% to $1.41 billion, compared with total sales of $1.26 billion during the third quarter of fiscal 2009.  The sales increase reflected the net addition of 122 new stores during the past 12 months and a comparable store sales gain of 9.9% compared to a 4.7% comparable store sales gain during the third quarter of fiscal 2009.  Year-to-date comparable store sales increased 7.8% which was on top of a 6.1% increase over the same period in fiscal 2009.

The Company’s gross profit rate was 50.3% of sales during the third quarter as compared to 49.2% during the third quarter last year.  The 110 basis-point improvement in the gross profit rate was driven by improved merchandising and pricing capabilities, improved parts availability and supply chain efficiencies. Year-to-date, the Company’s gross profit rate was 50.1%, or 104 basis points favorable to the same period in fiscal 2009.

The Company’s SG&A rate was 39.9% of sales during the third quarter as compared to 40.4% during the same period last year, excluding the impact of store divestitures last year.  This 50 basis point decrease was driven by strong comparable store sales which resulted in the leverage of fixed costs and a decelerated pace of net incremental spending on the Company’s strategic capabilities, partially offset by incremental advertising and increased incentive compensation. Including the impact of store divestitures last year, the SG&A rate decreased 106 basis points.  Year-to-date, the Company’s SG&A rate was 39.4% versus 39.3% during the same period last year, or 39.8% when including the impact of store divestitures in fiscal 2009.

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The Company’s operating income increased 31.5% during the third quarter to $147.2 million as compared to the third quarter of fiscal 2009.   The Company’s operating income rate increased 160 basis points to 10.5% of total sales. Including the impact of store divestitures, the Company’s operating income increased 40.4% and its operating income rate increased 216 basis points.

Operating cash flow through the third quarter of $596.5 million decreased 5.1% from $628.5 million last year.  Free cash flow through the third quarter increased 13.0% to $467.8 million from $414.0 million last year driven by strong growth in net income.  Capital expenditures were $147.2 million through the third quarter as compared to $132.6 million through the third quarter of fiscal 2009.

“We are very pleased with our strong third quarter results as we continue to reach new heights and achieve new milestones in our Company’s history, including our record return on invested capital and recent upgrade in our credit rating to full investment grade status,” said Mike Norona, Executive Vice President and Chief Financial Officer.  “During our third quarter we continued to benefit from favorable industry dynamics, previous strategic investments and strong Team Member execution.  Given our strong third quarter performance, we are adjusting our fiscal 2010 annual EPS outlook to be in the range of $3.80 to $3.90.”

Comparable Key Financial Metrics and Statistics (1)

	Twelve Weeks Ended		Forty Weeks Ended		Fifty-Two Weeks Ended
	October 9, 2010	October 10, 2009	October 9, 2010	October 10, 2009	FY 2009	FY 2008

Sales Growth %	11.4%	6.3%	9.0%	8.1%	7.1%	4.3%

Sales per Store	$1,667	$1,587	$1,667	$1,587	$1,595	$1,524

Operating Income per Store	$162	$144	$162	$144	$142	$132

Return on Invested Capital	17.3%	15.1%	17.3%	15.1%	15.1%	14.0%

Gross Margin Return on Inventory	$4.89	$3.83	$4.89	$3.83	$3.98	$3.37

Total Store Square Footage, end of period	25,809	24,952	25,809	24,952	24,973	24,711

Total Team Members, end of period	50,605	49,341	50,605	49,341	48,771	47,853

(1)
In thousands except for gross margin return on inventory and total Team Members. The financial metrics have been reported on a comparable basis to exclude the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008. The financial metrics presented are calculated on an annual basis and accordingly

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reflect the last four quarters completed, except for Sales Growth % and where noted. Refer to the presentation of the financial metrics on a GAAP basis, definitions of the financial metrics and reconciliation of the financial results reported on a comparable basis to the GAAP basis in the accompanying financial statements in this press release.

Store Information

During the third quarter, the Company opened 43 stores, including 10 Autopart International stores.  As of October 9, 2010, the Company’s total store count was 3,540 including 191 Autopart International stores.

Share Repurchases

During the third quarter, the Company repurchased approximately 381,000 shares of its common stock at an aggregate cost of $20.7 million, or an average price of $54.18 per share.  At the end of the third quarter, the Company had $279.3 million remaining under the $300.0 million share repurchase authorization approved by the Board of Directors in August 2010.  Through the third quarter, the Company has repurchased approximately 10,660,000 shares of its common stock at an aggregate cost of $476.1 million, or an average price of $44.66 per share.

Dividend

On November 9, 2010, the Company’s Board of Directors declared a regular quarterly cash dividend of $0.06 per share to be paid on January 7, 2011 to stockholders of record as of December 24, 2010.

Investor Conference Call

The Company will host a conference call on Thursday, November 11, 2010 at 10:00 a.m. Eastern Standard Time to discuss its quarterly results.  To listen to the live call, please log on to the Company’s website, www.AdvanceAutoParts.com, or dial (866) 908-1AAP.  The call will be archived on the Company’s website until November 11, 2011.

About Advance Auto Parts

Headquartered in Roanoke, Va., Advance Auto Parts, Inc., a leading automotive aftermarket retailer of parts, accessories, batteries, and maintenance items in the United States, serves both the do-it-

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yourself and professional installer markets.  As of October 9, 2010, the Company operated 3,540 stores in 39 states, Puerto Rico, and the Virgin Islands.  Additional information about the Company, employment opportunities, customer services, and online shopping for parts and accessories can be found on the Company’s website at www.AdvanceAutoParts.com.

Certain statements contained in this release are forward-looking statements, as that statement is used in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements address future events or developments, and typically use words such as believe, anticipate, expect, intend, plan, forecast, outlook or estimate.  These statements discuss, among other things, expected growth and future performance, including store growth, capital expenditures, comparable store sales, SG&A, operating income, gross profit rate, free cash flow, profitability and earnings per diluted share for fiscal year 2010.  These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, acts of terrorism, availability of suitable real estate, dependence on foreign suppliers and other factors disclosed in the Company’s 10-K for the fiscal year ended January 2, 2010 on file with the Securities and Exchange Commission.  Actual results may differ materially from anticipated results described in these forward-looking statements.  The Company intends these forward-looking statements to speak only as of the time of this news release and does not undertake to update or revise them as more information becomes available.

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Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 9,	January 2,	October 10,
	2010	2010	2009

Assets

Current assets:
Cash and cash equivalents	$194,502	$100,018	$216,215
Receivables, net	115,731	92,560	92,993
Inventories, net	1,839,498	1,631,867	1,657,067
Other current assets	51,931	63,173	46,381
Total current assets	2,201,662	1,887,618	2,012,656

Property and equipment, net	1,104,380	1,100,338	1,070,217
Assets held for sale	1,472	1,492	3,062
Goodwill	34,387	34,387	34,387
Intangible assets, net	25,583	26,419	26,670
Other assets, net	26,841	22,709	18,906
	$3,394,325	$3,072,963	$3,165,898

Liabilities and Stockholders' Equity

Current liabilities:
Current portion of long-term debt	$1,176	$1,344	$1,307
Financed vendor accounts payable	50,310	32,092	51,953
Accounts payable	1,255,608	966,274	959,692
Accrued expenses	429,262	393,060	400,965
Other current liabilities	91,508	73,257	59,041
Total current liabilities	1,827,864	1,466,027	1,472,958

Long-term debt	301,043	202,927	278,149
Other long-term liabilities	123,380	121,644	122,235
Total stockholders' equity	1,142,038	1,282,365	1,292,556
	$3,394,325	$3,072,963	$3,165,898

NOTE: These preliminary condensed consolidated balance sheets have been prepared on a basis consistent with our previously prepared balance sheets filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by generally accepted accounting principles, or GAAP, for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
October 9, 2010 and October 10, 2009
(in thousands, except per share data)
(unaudited)

	October 9,	October 10,
	2010	2009

Net sales	$1,406,511	$1,262,576

Cost of sales, including purchasing and warehousing costs	698,726	641,117

Gross profit	707,785	621,459

Selling, general and administrative expenses	560,563	516,604

Operating income	147,222	104,855

Other, net:
Interest expense	(7,002)	(5,339)
Other (expense) income, net	(293)	487
Total other, net	(7,295)	(4,852)

Income before provision for income taxes	139,927	100,003

Provision for income taxes	52,329	38,024

Net income	$87,598	$61,979

Basic earnings per share (a)	$1.04	$0.65
Diluted earnings per share (a)	$1.03	$0.65

Average common shares outstanding (a)	83,695	94,656
Average common shares outstanding - assuming dilution (a)	84,802	95,474

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At October 9, 2010 and October 10, 2009, we had 84,016 and 94,663 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Forty Week Periods Ended
October 9, 2010 and October 10, 2009
(in thousands, except per share data)
(unaudited)

	October 9,	October 10,
	2010	2009

Net sales	$4,655,073	$4,269,056

Cost of sales, including purchasing and warehousing costs	2,321,243	2,172,959

Gross profit	2,333,830	2,096,097

Selling, general and administrative expenses	1,832,834	1,698,885

Operating income	500,996	397,212

Other, net:
Interest expense	(20,134)	(18,430)
Other (expense) income, net	(1,471)	633
Total other, net	(21,605)	(17,797)

Income before provision for income taxes	479,391	379,415

Provision for income taxes	181,451	143,521

Net income	$297,940	$235,894

Basic earnings per share (a)	$3.41	$2.48
Diluted earnings per share (a)	$3.37	$2.46

Average common shares outstanding (a)	87,011	94,647
Average common shares outstanding - assuming dilution (a)	87,953	95,325

( a ) Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the year-to-date period. At October 9, 2010 and October 10, 2009, we had 84,016 and 94,663 shares outstanding, respectively.

NOTE: These preliminary condensed consolidated statements of operations have been prepared on a basis consistent with our previously prepared statements of operations filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Forty Week Periods Ended
October 9, 2010 and October 10, 2009
(in thousands)
(unaudited)

	October 9,	October 10,
	2010	2009

Cash flows from operating activities:
Net income	$297,940	$235,894
Depreciation and amortization	125,441	114,856
Share-based compensation	15,741	13,446
Provision for deferred income taxes	25,526	56,013
Excess tax benefit from share-based compensation	(3,965)	(2,531)
Other non-cash adjustments to net income	5,720	8,256
(Increase) decrease in:
Receivables, net	(23,171)	4,210
Inventories, net	(207,631)	(33,979)
Other assets	10,790	4,988
Increase in:
Accounts payable	289,334	168,362
Accrued expenses	58,164	43,576
Other liabilities	2,605	15,359
Net cash provided by operating activities	596,494	628,450

Cash flows from investing activities:
Purchases of property and equipment	(147,158)	(132,622)
Proceeds from sales of property and equipment	197	2,565
Net cash used in investing activities	(146,961)	(130,057)

Cash flows from financing activities:
Decrease in bank overdrafts	(4,620)	(20,565)
Increase (decrease) in financed vendor accounts payable	18,218	(84,433)
Dividends paid	(21,027)	(22,772)
Issuance of senior unsecured notes	298,761	-
Early extinguishment of debt	(200,000)	-
Net borrowings (payments) on credit facilities	-	(176,500)
Payment of debt related costs	(4,572)	-
Repurchase of common stock	(478,080)	(49,567)
Proceeds from the issuance of common stock, primarily exercise
of stock options	33,160	31,978
Excess tax benefit from share-based compensation	3,965	2,531
Other	(854)	(208)
Net cash used in financing activities	(355,049)	(319,536)

Net increase in cash and cash equivalents	94,484	178,857
Cash and cash equivalents, beginning of period	100,018	37,358
Cash and cash equivalents, end of period	$194,502	$216,215

NOTE: These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual report, but do not include the footnotes required by GAAP for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
Forty Week Periods Ended
October 9, 2010 and October 10, 2009
(in thousands, except per share data)
(unaudited)

Reconciliation of Free Cash Flow:
	October 9,	October 10,
	2010	2009

Cash flows from operating activities	$596,494	$628,450
Cash flows used in investing activities	(146,961)	(130,057)
	449,533	498,393

Increase (decrease) in financed vendor accounts payable	18,218	(84,433)

Free cash flow	$467,751	$413,960

Note: Management uses free cash flow as a measure of our liquidity and believes it is a useful indicator to stockholders of our ability to implement our growth strategies and service our debt. Free cash flow is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated statement of cash flows.

	Key Financial Metrics and Statistics(1):
		Twelve Weeks Ended		Forty Weeks Ended
		October 9, 2010	October 10, 2009	October 9, 2010	October 10, 2009	FY 2009	FY 2008

	Sales Growth %	11.4%	6.3%	9.0%	8.1%	5.3%	6.1%

	Sales per Store (2)(3)	$1,667	$1,613	$1,667	$1,613	$1,595	$1,551

	Operating Income per Store (2)(4)	$160	$131	$160	$131	$134	$125

	Return on Invested Capital (2)(5)	17.3%	14.4%	17.3%	14.4%	14.6%	13.6%

	Gross Margin Return on Inventory (2)(6)	$4.89	$3.95	$4.89	$3.95	$3.98	$3.47

	Total Store Square Footage, end of period	25,809	24,952	25,809	24,952	24,973	24,711

	Total Team Members, end of period	50,605	49,341	50,605	49,341	48,771	47,853

(1)
In thousands except for gross margin return on inventory and total Team Members. These financial metrics have been reported on a GAAP basis which include the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008. These financial metrics should be read in conjunction with our financial metrics presented on a comparable basis earlier in this press release. Refer to the “Selected Consolidated Data” on page 18 of our 2009 Form 10-K for further explanation of these items.

(2)	The financial metrics presented are calculated on an annual basis and accordingly reflect the last four quarters completed.

(3)	Sales per store is calculated as net sales divided by an average of beginning and ending store count.

(4)	Operating income per store is calculated as operating income divided by an average of beginning and ending store count.

(5)	Return on invested capital (ROIC) is calculated in detail in these supplemental financial schedules.

(6)	Gross margin return on inventory is calculated as gross profit divided by an average of beginning and ending inventory, net of accounts payable and financed vendor accounts payable.

Detail of Return on Invested Capital (ROIC) Calculation:
	Last Four Quarters Ended
	As Reported		Comparable Adjustments (a)		Comparable
	October 9,	October 10,	October 9,	October 10,	October 9,	October 10,
	2010	2009	2010	2009	2010	2009

Net income	$332,419	$260,305	$2,498	$27,872	$334,917	$288,177
Add:
After-tax interest expense and other, net	16,366	15,897	-	(322)	16,366	15,575
After-tax rent expense	187,923	183,159	-	-	187,923	183,159
After-Tax Operating Earnings	536,708	459,361	2,498	27,550	539,206	486,911

Average assets (less cash)	3,074,754	2,968,318	13,029	29,859	3,087,783	2,998,177
Less: Average liabilities (excluding total debt)	(1,771,977)	(1,536,731)	(4,936)	(11,103)	(1,776,913)	(1,547,834)
Add: Capitalized lease obligation (rent expense * 6) (b)	1,800,276	1,765,260	-	-	1,800,276	1,765,260
Total Invested Capital	3,103,053	3,196,847	8,093	18,756	3,111,146	3,215,603

ROIC	17.3%	14.4%	-	-	17.3%	15.1%

Rent expense	$300,046	$294,210	$-	$-	$300,046	$294,210
Interest expense and other, net	$26,147	$25,499	$-	$(511)	$26,147	$24,988

( a )
The Company has also presented its ROIC calculation on a comparable basis which excludes the impact of store divestiture expenses in fiscal 2009 and the 53rd week results and non-cash inventory adjustment in fiscal 2008.  Refer to the “Selected Consolidated Data” on page 18 of our 2009 Form 10-K for further explanation of these items.

( b )	Capitalized lease obligation is estimated as annualized rent expense for the applicable period times six years.

Note:  Management uses ROIC to evaluate return on investments to the business and believes it is a useful indicator to stockholders given the future investments the Company plans to make in areas including information technology, supply chain and stores.  ROIC is a non-GAAP measure and should be considered in addition to, but not as a substitute for, information contained in our condensed consolidated financial statements. Management believes our comparable results of operations are a useful indicator to stockholders for consistency purposes.